Exhibit 10.15
ITT EXCESS PENSION PLAN IB
Effective as of January 1, 1996
As Amended and Restated as of December 31, 2008

ITT EXCESS PENSION PLAN IB
The ITT Industries Excess Pension Plan IB (the “Plan”) has been authorized and adopted by the Board of Directors of ITT Industries, Inc. to be effective as of January 1, 1996. The purpose of the Plan is to provide certain supplemental benefits to certain select management or highly compensated employees who qualify for benefits under the ITT Salaried Retirement Plan (the “Retirement Plan”).
Effective as of January 1, 1996, the ITT Industries Excess Pension Plan I was amended (i) to solely provide to individuals who are eligible employees thereunder on and after December 19, 1995, the excess benefits which would have been payable under the Retirement Plan but for the limitations imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code (the “Code”) and (ii) to transfer into the ITT Industries Excess Pension Plan IB all liabilities not attributable to such excess benefits.
The Plan was amended, effective as of January 1, 2000, to reflect the changes in the Retirement Plan formula.
Effective as of July 13, 2004, the Plan was amended and restated to make certain administrative changes and to unify the definition of Acceleration Event with other employee benefit plans of ITT Corporation (formerly known as ITT Industries, Inc. (the “Corporation”). Effective as of July 13, 2004, the Plan was further amended to eliminate approval by the Compensation and Personnel Committee of the Board of Directors for lump sum payments made on or after September 1, 2004 and to revise the interest rate assumption utilized to calculate the amount of an elective lump sum payment available upon retirement to a Participant who becomes an Eligible Employee after January 1, 2005.
Effective as of July 1, 2006, the Plan’s name was revised to the ITT Excess Pension Plan IB.

Effective as of January 1, 2008, the Plan was amended to freeze participation and to eliminate the election of lump sum distribution after December 31, 2008. Effective as of December 21, 2008, the Plan was amended and restated to comply with the provisions of Section 409A of the Code and the regulations promulgated thereunder.
The benefits accrued and vested under the provisions of the Plan by a Participant who terminated employment with the Corporation and all its Associated Companies prior to January 1, 2005 shall be subject to the provisions of the Plan as in effect on October 3, 2004. In addition, with respect to a Participant who was employed by the Corporation or one of its Associated Companies on January 1, 2005, the portion of his benefit payable under the provisions of this Plan equal to his Grandfathered Pre-2005 Benefit (as defined herein) shall be subject to the provisions of the Plan as in effect on October 3, 2004 (attached hereto as Appendix B and made part hereof) without regard to any Plan amendments after October 3, 2004 which would constitute a material modification for Code Section 409A purposes, unless otherwise provided in Appendix A.
All benefits payable under this Plan, which is intended to constitute both an unfunded excess benefit plan under Section 3(36) of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and a nonqualified, unfunded deferred compensation plan for a select group of management employees under Title I of ERISA, shall be paid out of the general assets of the Corporation. The Corporation may establish and fund a trust in order to aid it in providing benefits due under the Plan.

ITT EXCESS PENSION PLAN IB

TABLE OF CONTENTS

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ITT EXCESS PENSION PLAN IB
ARTICLE I. DEFINITIONS
The following terms when capitalized herein shall have the meanings assigned below.
1.01	Acceleration Event shall mean “Acceleration Event” as that term is defined under the provisions of the Plan as in effect on October 3, 2004.

1.02	Annuity Starting Date shall mean, unless the Plan expressly provides otherwise, the first day of the first period for which an amount is due as an annuity or any other form. However, if a Change in Control occurs, the Annuity Starting Date of a Participant with regard to his 409A Supplemental Benefit shall be the date such Change in Control occurs.

1.03	Associated Company shall mean any division, subsidiary or affiliated company of the Corporation not participating in the Plan which is an Associated Company, as defined in the Retirement Plan.

1.04	Beneficiary shall mean the person designated pursuant to the provisions of the Retirement Plan to receive benefits under said Retirement Plan after a Participant’s death. In the absence of a beneficiary designation under the provisions of the Retirement Plan, the Participant’s Beneficiary shall be his spouse (or Registered Domestic Partner), if any, otherwise his estate. Notwithstanding the foregoing, with respect to any survivor benefit payable pursuant to the provision of Section 2.04(c)(ii) based on the Participant’s 409A Supplemental Benefit attributable to the Traditional Pension Plan (“TPP”) formula (as defined in Section 4.01(b) of the Retirement Plan), in the absence of a beneficiary designation under the provisions of the Retirement Plan, the Participant’s Beneficiary shall be his spouse (or Registered Domestic Partner), if any, otherwise the person or persons named as his beneficiary (or beneficiaries) under the ITT Salaried Investment and Savings Plan, if any, or if none, then the person or persons named as his beneficiary (or beneficiaries) under the Company’s life insurance program. For purposes of the Plan, a Registered Domestic Partner shall have the same meaning as set forth in the Retirement Plan.

1.05	Board of Directors shall mean the Board of Directors of ITT Corporation or any successor thereto.

1.06	Change in Control shall mean “Change in Control” as such term is defined under the terms of ITT Excess Pension Plan IIA, as amended from time to time.

1.07	Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.08	Committee shall mean the Benefits Administration Committee under the Retirement Plan.

1.09	Company shall mean the Corporation with respect to its employees and any Participating Unit (as that term is defined in the Retirement Plan) authorized by the Corporation to participate in the Plan with respect to its employees.

1.10	Company Pension Plan shall mean any tax qualified defined benefit plan other than the Retirement Plan maintained by the Company or an Associated Company.

1.11	Corporation shall mean ITT Corporation, an Indiana corporation, (successor by merger to and formerly known as ITT Industries, Inc.), or any successor by merger, purchase or otherwise.

1.12	Deferred Compensation Program shall mean any nonqualified deferred compensation plan maintained by the Company or an Associated Company.

1.13	Disability or Disabled shall mean “Disability” as defined under Treasury Regs. Section 1.409A-3(i)(4)(i) and (ii) and any subsequent guidance thereto.

1.14	Eligible Employee shall mean a member of the Retirement Plan who occupies on December 31, 2007, or occupied prior to December 31, 2007, a position of senior management with the Corporation at the Vice President level or higher.

1.15	ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.16	Excess Benefit Portion shall mean the portion of the Plan which is intended to constitute an unfunded excess benefit plan under Sections 3(36) and 4(b)(5) of Title I of ERISA which provides benefits not otherwise payable under the Retirement Plan due to restrictions imposed by Section 415 of the Code.

1.17	Grandfathered Pre-2005 Benefit shall mean the portion of the Participant’s Supplemental Benefit, if any, that was accrued and vested before January 1, 2005, determined under the provisions of the Plan without regard to any amendments after October 3, 2004 which would cause a material modification for Code Section 409A purposes, the provisions of Section 409A, the regulations promulgated thereunder and other applicable guidance, adjusted for the passage of time based on actuarial equivalent assumptions and procedures established by the Committee in accordance with the provisions of Treasury Regs. 1.409A-6(a)(3)(iv).

1.18	ITT Excess Benefit Trust shall mean the grantor trust established for this Plan effective as of January l, 1985.

1.19	Participant shall mean an Eligible Employee who is participating in the Plan pursuant to Section 2.01 hereof.

1.20	Plan shall mean the ITT Excess Pension Plan IB, as set forth herein or as amended from time to time.

1.21	Plan Year shall mean the calendar year.

1.22	Retirement Plan shall mean the ITT Salaried Retirement Plan (formerly known as the ITT Industries Salaried Retirement Plan), as amended from time to time.

1.23	Select Management Portion shall mean the portion of the Plan, other than the Excess Benefit Portion, which is intended to constitute an unfunded deferred compensation plan for a select group of management or highly compensated employees under Title I of ERISA.

1.24	Specified Employee shall mean a “specified employee” as such term is defined in the ITT Excess Pension Plan IA.

1.25	Supplemental Benefit shall mean the monthly benefit payable to a Participant as determined under Section 2.02.

1.26	409A Supplemental Benefit shall mean the portion of a Participant’s Supplemental Benefit, if any, in excess of his Grandfathered Pre-2005 Benefit.

1.27	Termination of Employment shall mean a “Separation from Service” as such term is defined in the ITT Excess Pension Plan IA.

ARTICLE II. PARTICIPATION; AMOUNT AND PAYMENT OF BENEFITS
2.01	Participation
(a)	Each Eligible Employee who is a Participant in the Plan as of January 1, 2008 shall continue to be a Participant in the Plan, subject to the provisions of paragraph (b) below. Effective as of January 1, 2008, participation in the Plan is frozen and there shall be no new Participants in the Plan on or after that date

(b)	A Participant’s participation in the Plan shall terminate upon the Participant’s death or other Termination of Employment with the Company and all Associated Companies, unless a benefit is payable under the Plan with respect to the Participant or his Beneficiary under the provisions of this Article II.
2.02	Amount of Supplemental Benefits
(a)	A Participant’s Supplemental Benefit under this Article II shall be equal to the excess, if any, of (i) over (ii) as determined below:
(i)	the monthly retirement allowance or vested benefit determined as of such Participant’s Termination of Employment which would have been payable to the Participant under Section 4.02, 4.03, 4.04, 4.05 or 4.06 of the Retirement Plan, whichever is applicable, assuming such benefit commences on the date set forth in Section 2.04(a)(i), (ii) or (iv), whichever is applicable, and
(1)	prior to the application of any offset required pursuant to Section 4.10 or to an applicable Appendix of the Retirement Plan with regard to benefits payable under any other Company Pension Plan;

(2)	without regard to the provisions contained in Section 415 of the Code relating to the maximum limitation on benefits, as incorporated into the Retirement Plan;

(3)	without regard to the annual limitation on Compensation contained in Section 401(a)(17) of the Code, as incorporated into the Retirement Plan; and

(4)	without regard to deferrals of Compensation made pursuant to a Deferred Compensation program.
over
(ii)	the monthly retirement allowance or vested benefit which would have been payable for the Participant’s lifetime under Section 4.02, 4.03, 4.04, 4.05 or 4.06 of the Retirement Plan, whichever is applicable, assuming such benefit commences on the date set forth in Section 2.04(a)(i), (ii) or (iv), whichever is applicable, and determined
(1)	prior to the application of any offset required pursuant to Section 4.10 or an applicable Appendix of the Retirement Plan with regard to benefits payable under any other Company Pension Plan;

(2)	without regard to the provisions contained in Section 415 of the Code relating to maximum limitation benefits, as incorporated into the Retirement Plan; and

(3)	without regard to the annual limitation on Compensation contained in Section 401(a)(17) of the Code, as incorporated into the Retirement Plan.
2.03	Vesting
(a)	A Participant shall be vested in, and have a nonforfeitable right to, the benefit payable under this Article II to the same extent as the Participant is vested in his Accrued Benefit (as that term is defined in the Retirement Plan) under the provisions of the Retirement Plan.

(b)	Notwithstanding any provision of this Plan to the contrary, in the event of an Acceleration Event, all Participants and their Beneficiaries shall become fully vested in the benefits provided under this Plan.

2.04	Payment of Benefits
(a)	Timing of Payment
(i)	Subject to the provisions of clause (iii) below, the portion of any Participant’s 409A Supplemental Benefit payable under Section 2.02 attributable to the TPP formula (as defined in Section 4.01(b) of the Retirement Plan), to the extent vested pursuant to Section 2.03, shall commence as of the first day of the month following (1) the Participant’s Termination of Employment or (2) if the Participant is not at least age 50 on such date of Termination of Employment and his age and service as of such date does not equal 80 or more, the Participant’s attainment of age 55, if later.

(ii)	Notwithstanding the foregoing provisions of clause (i) above and subject to the provisions of clause (iii) below, the portion of any Participant’s 409A Supplemental Benefit payable under Section 2.02 attributable to the Pension Equity Plan (PEP) formula (as defined in Section 4.01(c) of the Retirement Plan), to the extent vested pursuant to Section 2.03, shall commence as of the first day of the month following the Participant’s Termination of Employment.

(iii)	Notwithstanding the foregoing, the actual payment of a 409A Supplemental Benefit payable under Section 2.02 due to the Participant’s Termination of Employment for reasons other than death or Disability shall not commence prior to the first day of the seventh month following the Participant’s Termination of Employment. Any payment due the Participant which he would have otherwise received under Section 2.02 during the six month period immediately following such Participant’s Termination of Employment shall be accumulated, with interest, at the IRS Interest Rate (as defined in the Retirement Plan) in accordance with procedures established by the Committee. For the avoidance of doubt, the provisions of this clause (iii) shall not apply to a 409A Supplemental Benefit payable under (1)

Section 2.04(c) due to the death of the Participant or (2) Section 2.04(d) due to the Participant’s Disability.

(iv)	Notwithstanding the foregoing, in the event a Participant who incurred a Termination of Employment prior to January 1, 2009 has not commence payment of his 409A Supplemental Benefit as of January 1, 2009, such Participant’s 409A Supplemental Benefit shall commence as of January 1, 2009 or, if later, the date specified in clause (i), (ii) or (iii) above, whichever is applicable.

(v)	A Participant’s Grandfathered Pre-2005 Benefit shall commence in accordance with the provisions of the Plan as in effect on October 3, 2004, modified as set forth in Appendix A and without regard to any Plan amendments after October 3, 2004 which would constitute a material modification for Code Section 409A purposes.
(b)	Form of Benefit
(i)	Notwithstanding any provisions of the Plan to the contrary, the portion of the Participant’s 409A Supplemental Benefit determined under Section 2.02 attributable to the TPP formula (as defined in Section 4.01(b) of the Retirement Plan) shall be paid in the same form as the Participant’s supplemental benefit determined under the provisions of the ITT Excess Pension Plan IA attributable to the TPP formula (as defined in Section 4.01(b) of the Retirement Plan), if any, is paid. However, if the Participant is not entitled to a supplemental benefit under the provisions of the ITT Excess Pension IA attributable to the TPP formula, then unless the Participant has a valid election under clause (ii) or (iii) below in effect , the portion of the Participant’s 409A Supplemental Benefit determined under Section 2.02 attributable to the TPP formula (as defined in Section 4.01(b) of the Retirement Plan) shall be paid in the form of a single life annuity for the life of the Participant, if the Participant is not married on his Annuity Starting Date, or in the form of 50% joint & survivor annuity, if the Participant is married (or has a Registered Domestic Partner) on his Annuity Starting Date.

(ii)	Subject to the provisions of clause (iv) below, a Participant who is not entitled to a supplement benefit under the provisions of the ITT Excess Pension Plan IA attributable to the TPP formula (as defined in Section 4.01(b) of the Retirement Plan) may elect to convert his 409A Supplemental Benefit payable under Section 2.02 attributable to the TPP formula (as defined in Section 4.01(b) of the Retirement Plan) into an optional annuity of equivalent actuarial value available to that Participant under the provisions of Section 4.07(b) of the Retirement Plan as of his Annuity Starting Date, provided said optional annuity satisfies the definition of “life annuity” as provided in Treasury Regs. 1.409A-(2)(b)(2)(ii) and any further guidance thereto. Such equivalent actuarial value shall be based on the applicable factors set forth in Appendix A of the Retirement Plan.

(iii)	Notwithstanding the foregoing provisions of clause (ii) above, a Participant who is not entitled to a supplement benefit under the provisions of the ITT Excess Pension Plan IA attributable to the TPP formula (as defined in Section 4.01(b) of the Retirement Plan) may, subject to the timing limitations and other restrictions as shall be prescribed by the Committee, elect, by written notice received by the Committee, to receive the portion of his entire Supplemental Benefit payable under this Plan attributable to the TPP formula (as defined in Section 4.01(b) of the Retirement Plan) in the form of a single lump sum payment if upon his Termination of Employment he retires under the provisions of the Retirement Plan at his Postponed Retirement Date, Normal Retirement Date, Standard Early Retirement Date or Special Early Retirement Date (as such terms are defined under the Retirement Plan). Such election must be completed and filed with the Plan Committee no later than December 31, 2008 and shall become irrevocable as of January 1, 2009.

However, if the Participant who has made a valid election under the provisions of this Section 2.04(b)(iii) or under Section 2.04(b)(iii) of the ITT Excess Pension Plan IA dies after his Early, Normal or Postponed Retirement Date (as such terms are defined under the Retirement Plan) but prior to receiving his lump sum payment, the payment shall be made to the Participant’s Beneficiary with the calculation of such payment based on the assumption that payment had been made immediately preceding the Participant’s date of death. For avoidance of doubt, if a Participant has not satisfied the eligibility requirements to retire under the Retirement Plan with an early, normal or postponed retirement allowance upon his Termination of Employment, the election of a lump sum payment under the provisions of the clause (iii) shall not be effective.

Such lump sum payment shall be calculated on an actuarial equivalent basis using the interest rate assumption for immediate annuities used by the Pension Benefit Guaranty Corporation (“PBGC”) for valuing benefits for single employer plans as published by the PBGC for the month in which the payment is effective and the mortality table utilized as of such date under the provisions of the Retirement Plan to calculate the amount of a small lump sum cashout. Notwithstanding the preceding sentence, with respect to a Participant who becomes an Eligible Employee (as defined in Section 1.14 of the Plan) after January 1, 2005, such lump sum payment shall be calculated on an actuarial equivalent basis using the IRS Interest Rate (as defined in the Retirement Plan) as published in the fourth month prior to the month following the month in which the Participant’s Termination of Employment occurs and the mortality table utilized as of such date under the provisions of the Retirement Plan to calculate the amount of a small lump sum cashout. The calculation of a lump sum payment under this clause (iii) shall be based on the Participant’s benefit determined pursuant to Section 2.02 attributable to the TPP formula portion (as defined in Section 4.01(b) of the Retirement Plan) of such benefit as if it were paid in the form of a single life annuity to the

Participant. The calculation of a lump sum payment hereunder shall be made without regard to the possibility of any future changes after the Participant’s Annuity Starting Date in the amount of benefits payable under the Retirement Plan because of future changes in the limitations referred to in Section 2.02. This lump sum payment plus any payment made pursuant to the provisions of clause (v) below represents a complete settlement of all 409A Supplemental Benefits due on the Participant’s behalf under the Plan.

(iv)	Notwithstanding the foregoing and subject to the provisions of Section 409A of the Code, a Participant’s election to receive his 409A Supplemental Benefit attributable to the TPP formula (as defined in Section 4.01(b) of the Retirement Plan) in an optional annuity form of payment as described in clause (ii) above shall be effective as of the Participant’s Annuity Starting Date applicable to that portion of his 409A Supplemental Benefit, provided the Participant makes and submits to the Committee in the manner prescribed by the Committee, his election of such optional annuity form prior to such applicable Annuity Starting Date. Unless otherwise provided under clause (iii) above, a Participant who fails to elect an optional annuity form of benefit applicable to the TPP formula portion of his 409A Supplemental Benefit in a timely manner shall receive such benefit in accordance with the provisions of clause (i) above,

(v)	Notwithstanding the foregoing provisions of this Section 2.04(b), the portion of a Participant’s 409A Supplemental Benefit payable under Section 2.02 attributable to the PEP formula (as defined in Section 4.01(c) of the Retirement Plan) shall be payable in the form of a single lump sum payment. Such lump sum payment shall be calculated on the same basis as provided in Section 4.07(b)(v) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate (as defined in the Retirement Plan).

(vi)	The portion of the Participant’s Grandfathered Pre-2005 Benefit payable under Section 2.02 attributable to the TPP formula (as defined in Section 4.01(b) of the Retirement Plan) shall commence and the form of payment of such benefit shall be determined in accordance with the provisions of the Plan as in effect on October 3, 2004, modified as set forth in Appendix A and without regard to any Plan amendments after that date which would constitute a material modification for Code Section 409A purposes, unless a Participant has a valid election under either clause (iii) above or Section 2.04(b)(ii) of the ITT Excess Pension Plan IA in effect as of his date of Termination of Employment. The portion of the Participant’s Grandfathered Pre-2005 Benefit payable under Section 2.02 attributable to the PEP formula (as defined in Section 4.01(c) of the Retirement Plan) shall be payable in accordance with the provisions of the Plan as in effect on October 3, 2004, modified as set forth in Appendix A and without regard to any Plan amendments after October 3, 2004 which would constitute a material modification for Code Section 409A purposes.
(c)	Death Prior to a Participant’s Annuity Starting Date
(i)	If a Participant entitled to a vested benefit under the Retirement Plan dies (1) before meeting the eligibility requirements for an Automatic Pre-Retirement Survivor’s Benefit under Section 4.08(b) of the Retirement Plan and while in active service with the Company or any Associated Company or while Disabled but before his Annuity Starting Date, or (2) after Termination of Employment with entitlement to a vested benefit hereunder but prior to his Annuity Starting Date, the Participant’s spouse (or Registered Domestic Partner) shall receive a monthly payment for life equal to the monthly income which would have been payable to such spouse (or Registered Domestic Partner) under Section 4.08(a) of the Retirement Plan based on the hypothetical benefit attributable to his Supplemental Benefit as calculated under Section 2.02 hereof assuming payments commence as of the first day of the month following the Participant’s date of death, or attainment of age 55, if later. The portion of such survivor benefit attributable to the Participant’s 409A Supplemental Benefit shall commence as of the first day of the month following the later of the Participant’s date of death or the Participant’s attainment of age 55 (or in the event clause (iv) is applicable, the date specified in clause (iv)) Notwithstanding the foregoing, the portion of any benefit payable under this clause (i) attributable to the PEP formula portion (as defined in Section 4.01(c) of the Retirement Plan) of the benefit which would have been payable to the spouse based on the hypothetical 409A Supplemental Benefit as calculated under Section 2.02 shall be determined assuming that portion of the survivor benefit commences as of the first day of the month following the Participant’s date of death (or the date specified in clause (iv), if later) and such benefit shall be payable in the form of a single lump sum payment as of the first day of the month following the Participant’s date of death. This lump sum payment shall be calculated on the same basis as provided in Section 4.08(a)(iii) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate (as defined in the Retirement Plan). Notwithstanding any Plan provision to the contrary, the portion of any survivor benefit payable under this clause (i) attributable to the Participant’s Grandfathered Pre-2005 Benefit shall be payable in accordance with the provisions of the Plan as in effect on October 3, 2004, modified as set forth in Appendix A, and without regard to any Plan amendments after October 3, 2004 which would constitute a material modification for Code Section 409A purposes.

(ii)	Except as otherwise provided below or in clause (iii) of this Section 2.04(c), in the event a Participant who has satisfied the eligibility requirements for the Automatic Pre-Retirement Survivor’s Benefit under Section 4.08(b) of the Retirement Plan, dies (1) while in active service with the Company or any Associated Company or (2) after his Termination of Employment or the date he becomes Disabled, if earlier, but prior to his Annuity Starting Date, the Participant’s Beneficiary, if any, shall receive a monthly payment for the life of the Beneficiary equal to the monthly income which would have been payable to such Beneficiary under Section 4.08(b) of the Retirement Plan based on the hypothetical retirement benefit attributable to his Supplemental Benefit as calculated under Section 2.02 hereof assuming payments commence on the first day of the month following the Participant’s death (or the date specified in clause (iv), if later). Notwithstanding the foregoing, the portion of any benefit payable under this clause (ii) attributable to the PEP formula portion (as defined in Section 4.01(c) of the Retirement Plan) of the benefit which would have been payable to the Beneficiary based on the hypothetical 409A Supplemental Benefit as calculated under Section 2.02 shall be payable in the form of a single lump sum payment. This lump sum payment shall be calculated on the same basis as provided in Section 4.08(b)(iii) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate (as defined in the Retirement Plan). The portion of any benefit payable under this clause (ii) attributable to a Participant’s 409A Supplemental Benefit as calculated under Section 2.02 hereof shall commence on the first day of the month following the Participant’s death.

The portion of such survivor benefit payable under this clause (ii) of paragraph (c) attributable to the Participant’s Grandfathered Pre-2005 Benefit shall commence in accordance with the provisions of the Plan as in effect on October 3, 2004, modified as set forth in Appendix A, and without regard to any Plan amendments after October 3, 2004 which would constitute a material modification for Code Section 409A purposes.

(iii)	Notwithstanding the foregoing, in the event a Participant, who has satisfied the eligibility requirements to retire under the Retirement Plan with an early, normal or postponed retirement allowance, has filed a valid election to receive a lump sum payment of benefits under the provisions of (1) Section 2.04(b)(iii) above or (2) Section 2.04(b)(iii) of the ITT Excess Pension Plan IA, dies on or after age 55 and prior to his Annuity Starting Date, the

Beneficiary of such Participant shall receive a single lump sum amount determined as follows:
(A)	In the event of the Participant’s death (i) prior to his Termination of Employment or (ii) after he becomes Disabled but prior to his Annuity Starting Date, the lump sum payment shall be equal to the value of the Participant’s benefit attributable to his Supplemental Benefit, if any, accrued to his date of death as determined under the provisions of Section 2.02 hereof.

(B)	In the event of any other Participant’s death after his Termination of Employment and prior to his Annuity Starting Date, the lump sum payment shall be equal to the value of the Participant’s Supplemental Benefit accrued to the Participant’s Termination of Employment as determined under the provisions of Section 2.02 hereof.
The portion of the lump sum payment under this clause (iii) attributable to the PEP formula portion (as defined in Section 4.01(c) of the Retirement Plan) of his 409A Supplemental Benefit, if any, shall be calculated on the same basis as provided in Section 4.08(b)(iii) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate (as defined in the Retirement Plan) determined as if the Participant’s Annuity Starting Date was the first day of the month following the earlier of his Termination of Employment or his date of death. The portion of the lump sum payment under this clause (iii) attributable to the TPP formula portion (as defined in Section 4.01(b) of the Retirement Plan) of the Participant’s 409A Supplemental Benefit shall be (1) based on the Participant’s Plan benefit attributable to the TPP formula portion (as defined in Section 4.01(b) of the Retirement Plan) as if it were paid in the form of a single life annuity to the Participant and (2) calculated on an actuarial equivalent basis using the interest rate assumption for immediate annuities used by the PBGC for valuing benefits for single employer plans as published by the PBGC for the month following the Participant’s date of Termination of Employment or, if earlier, the date of his death and the mortality table utilized as of such date under the provisions of the Retirement Plan to calculate the amount of a small lump sum cashout. Notwithstanding the preceding sentence, with respect to a Participant who becomes an Eligible Employee (as defined in Section 1.14 of the Plan) after January 1, 2005, the lump sum payment in the preceding sentence shall be calculated on an actuarial equivalent basis using the IRS Interest Rate (as defined in the Retirement Plan) as published in the fourth month prior to the month in which the Participant’s Termination of Employment or, if earlier, date of death occurs and the mortality table utilized as of such date under the provisions of the Retirement Plan to calculate the amount of a small lump sum cashout. The calculation of a lump sum payment hereunder shall be made without regard to the possibility of any future changes after the Participant’s death in the amount of benefits payable under the Retirement Plan because of future changes in the limitations referred to in Section 2.02.

Notwithstanding the foregoing, a total lump sum payment under this clause (iii) shall only be made to the Participant’s Beneficiary if the Participant has filed an election to receive a lump sum payment of any benefits under the provisions of (i) Section 2.04(a)(iii) or (ii) Section 2.04(a)(iii) of the Excess Pension Plan IA in accordance with the timing limitations and other restrictions prescribed by the Committee. Payment shall be made to the Participant’s Beneficiary as soon as practicable after the Participant’s date of death. The lump sum payment under this clause (iii) represents a complete settlement of all benefits due the Beneficiary on the Participant’s behalf under the Plan.

Notwithstanding the foregoing, the portion of such survivor benefit attributable to the Participant’s Grandfathered Pre-2005 Benefit shall be paid in accordance with the provisions of the Plan as in effect on October 3, 2004, modified as set forth in Appendix A, and without regard to any Plan amendments after October 3, 2004 which would constitute a material modification for Code Section 409A purposes.
(iv)	Notwithstanding the foregoing, in the event the survivor benefit payable under this Section 2.04(c) to the spouse or Beneficiary of a Participant who died prior to January 1, 2009 has not commenced as of January 1, 2009, such survivor benefit shall commence as of January 1, 2009 or, if later, the date specified in clauses (i), (ii) or (iii) above, whichever is applicable.
(d)	Disability prior to Termination of Employment
(i)	Notwithstanding any Plan provision to the contrary, in the event a Participant becomes Disabled prior to his Termination of Employment, he shall be entitled to a Disability Supplemental Benefit equal to the amount determined under the provisions of Section 2.02(a) based on his years of Benefit Service (as such term is defined in the Retirement Plan) accrued to the date he came Disabled plus the years of Benefit Service (as such term is defined in the Retirement Plan) the Participant accrues under the terms of the Retirement Plan after the date he becomes Disabled and prior to his attainment of age 65.

(ii)	The portion of the Disability Supplemental Benefit determined under the provisions of clause (i) in excess of the Participant’s Grandfathered Pre-2005 Benefit shall be paid in accordance with the provisions of paragraph (b) above and payments shall commence on the first day of the month following the month in which the Participant attains age 65.

(iii)	Notwithstanding the foregoing, the portion of the Disability Supplemental Benefit attributable to the Participant’s Grandfathered Pre-2005 Benefit shall be paid in accordance with the provisions of the Plan as in effect on October 3, 2004, modified as set forth in Appendix A, and without regard to any Plan amendments after October 3, 2004 which would constitute a material modification for Code Section 409A purposes.

2.05	Payment upon the Occurrence of a Change in Control

Upon the occurrence of a Change in Control, (i) all retired Participants then receiving or then entitled to receive a 409A Supplemental Benefit under the Plan, (ii) all former Participants then receiving or then entitled to receive a 409A Supplemental Benefit hereunder, and (iii) all Participants who are then still in active service shall automatically receive, in a single lump sum payment, the 409A Supplemental Benefit remaining due as of the Change in Control to any such retired or former Participant or the benefit, if any, accrued by such active Participant up to the Change in Control event and as determined under Section 2.02 hereof. The amount of such lump sum payment attributable to the PEP formula portion (as defined in Section 4.01(c) of the Retirement Plan) of the Participant’s 409A Supplemental Benefit payable under this Plan not in payment status as of the occurrence of a Change in Control event shall be calculated on the same basis as provided in Section 4.07(b)(v) of the Retirement Plan using the IRS Mortality Table and IRS Interest Rate (as defined in the Retirement Plan) determined as if the date the Change in Control event occurs is the Participant’s Annuity Starting Date. The amount of the lump sum payment attributable to the TPP formula portion of the Participant’s 409A Supplemental Benefit payable under this Plan shall be calculated on an actuarial equivalent basis using (i) the interest rate assumption used by the PBGC for valuing benefits for single employer plans as published by the PBGC for the month in which such Change in Control event occurs and (ii) the mortality table utilized as of the day immediately preceding the date the Change in Control event occurs under the provisions of the Retirement Plan to calculate the amount of a small lump sum cashout. The interest rate for immediate annuities will be used, if the Participant has met the eligibility requirements to retire under the Retirement Plan with an early, normal or postponed retirement allowance as of the Change in Control or is then in receipt of monthly payments under this Plan, otherwise the Plan shall use the interest rate assumption for deferred annuities to the earliest date the Participant could have commenced payment of such benefit or, if it results in a larger lump sum, his Normal Retirement Date (as defined under the Retirement Plan) If the Participant is not in receipt of his monthly 409A Supplemental Benefit payments under this Plan as of the Change in Control, the calculation of a lump sum payment hereunder of the portion of the Participant’s accrued benefit payable under this Plan attributable to the TPP formula portion (as defined under Section 4.01(b) of the Retirement Plan) shall be based on the Participant’s 409A Supplemental Benefit payable under Section 2.02 attributable to such TPP formula as if it were paid in the form of a single life annuity to the Participant commencing on the Participant’s Annuity Starting Date; provided, however, if the Participant has not met the eligibility requirements to retire under the Retirement Plan with an early, normal or postponed retirement allowance, the calculation of such lump sum payment shall be based on the Participant’s accrued 409A Supplemental Benefit payable under Section 2.02 attributable to such TPP formula as if it were paid in the form of a single life annuity to the Participant commencing on the earliest date he could have commenced payment of such benefit. In no event, however, shall the lump sum payment determined under the preceding sentence be less than the lump sum payment based on the Participant’s accrued 409 Supplemental Benefit payable under Section 2.02 attributable to such TPP formula as if it were paid in the form of a single life annuity to the Participant commencing on his Normal Retirement Date. The calculation of a lump sum payment hereunder shall be made on the basis of the Participant’s age (and Beneficiary’s age, if applicable) at the Change in Control and without regard to the possibility of any future changes after the Change in Control in the amount of benefits payable hereunder because of future changes in the limitations referred to in Section 2.02. The lump sum payment shall be made within ninety (90) days of the date the Change in Control event occurs. In the event the Participant dies after such Change in Control event occurs but before receiving such payment, the lump sum payment shall be made to his Beneficiary. This lump sum payment represents a complete settlement of all benefits on the Participant’s behalf under the Plan.

For avoidance of doubt, upon the occurrence of an Acceleration Event, (either prior, after or simultaneously with the occurrence of a Change of Control) the provisions of Section 2.05 of the Plan as in effect on October 3, 2004 without regard to any Plan amendments after October 3, 2004 which would constitute a material modification for Code Section 409A purposes shall be applicable to a Participant’s Grandfathered Pre-2005 Benefit.

2.06	Reemployment of Former Participant or Retired Participant

If a Participant who retired or otherwise terminated employment with the Company and all Associated Companies is reemployed as an employee by the Company or an Associated Company, such reemployment shall have no impact on the payment or timing of payment of any 409A Supplement Benefits earned prior to reemployment.

ARTICLE III. GENERAL PROVISIONS
3.01	Funding
(a)	All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Corporation. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Corporation, to the extent not paid from the assets of any trust established pursuant to paragraph (b) below.

(b)	The Corporation may, for administrative reasons, establish a grantor trust for the benefit of Participants in the Plan. The assets placed in said trust shall be held separate and apart from other Corporation funds and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:
(i)	the creation of said trust shall not cause the Plan to be other than “unfunded” for purposes of Title I of ERISA;

(ii)	the Corporation shall be treated as “grantor” of said trust for purposes of Section 677 of the Code; and

(iii)	the agreement of said trust shall provide that its assets may be used upon the insolvency or bankruptcy of the Corporation to satisfy claims of the Company’s general creditors and that the rights of such general creditors are enforceable by them under federal and state law.
(c)	To the extent that any person acquires a right to receive payments under the Plan, such right shall be no greater than the right of any unsecured creditor of the Corporation.

3.02	Duration of Benefits

Benefits shall accrue under the Plan on behalf of a Participant only for so long as the deferrals of compensation under a Deferred Compensation Program or other restrictions referred to in Section 2.02 reduce such benefits. .
3.03	Discontinuance and Amendment

The Board of Directors reserves the right to modify, amend, or discontinue in whole or in part, benefit accruals under the Plan at any time. However, no modification, amendment, or discontinuance shall adversely affect the right of any Participant to receive the benefits accrued as of the date of such modification, amendment or discontinuance and after the occurrence of an Acceleration Event, no modification or amendment shall be made to Sections 2.03 or 2.05. Notwithstanding the foregoing, following any amendment and except as provided in Article II with respect to lump sum payments hereunder, benefits may be adjusted as required to take into account the amount of benefits payable under the Retirement Plan after the application of the limitations referred to in Section 2.02.
3.04	Termination of Plan

The Board of Directors reserves the right to terminate the Plan at any time, provided, however, that no termination shall be effective retroactively. As of the effective date of termination of the Plan,
(a)	the benefits of any Participant or Beneficiary whose benefit payments have commenced shall continue to be paid, but only to the extent such benefits are not otherwise payable under the Retirement Plan because of the limitations referred to in Section 2.02, and

(b)	no further benefits shall accrue on behalf of any Participant whose benefits have not commenced, and such Participant and his Beneficiary shall retain the right to benefits hereunder; provided that, on or after the effective date of termination,
(i)	the Participant is vested under the Retirement Plan and

(ii)	such benefits are not at any time otherwise payable under the Retirement Plan because of the limitations imposed by IRC Section 415 or Section 401(a)(17).
All other provisions of this Plan shall remain in effect.

3.05	Plan Not a Contract of Employment

This Plan is not a contract of employment, and the terms of employment of any Participant shall not be affected in any way by this Plan or related instruments, except as specifically provided therein. The establishment of this Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Corporation to discharge any person and to treat him without regard to the effect which such treatment might have upon him under this Plan. Each Participant and all persons who may have or claim any right by reason of his participation shall be bound by the terms of this Plan and all agreements entered into pursuant thereto.

3.06	Facility of Payment

In the event that the Committee shall find that a Participant is unable to care for his affairs because of illness or accident or is a minor or has died, the Committee may, unless claim shall have been made therefore by a duly appointed legal representative, direct that any benefit payment due him, to the extent not payable from a grantor trust, be paid on his behalf to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Corporation and the Plan therefore.

3.07	Withholding Taxes

The Company and an Associated Company shall have the right to deduct from each payment to be made under the Plan any required withholding taxes.

3.08	Nonalienation

Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits.

3.09	Forfeiture for Cause

In the event that a Participant shall at any time be convicted of a crime involving dishonesty or fraud on the part of such Participant in his relationship with the Company or an Associated Company, all benefits that would otherwise be payable to him or to a Beneficiary under the Plan shall be forfeited.

3.10	Transfers
(a)	Notwithstanding any Plan provision to the contrary, in the event the Corporation (i) sells, causes the sale of, or sold the stock or assets of any employing company in the controlled group of the Corporation to a third party or (ii) distributes or distributed to the holders of shares of the Corporation’s common stock all of the outstanding shares of common stock of a subsidiary or subsidiaries of the Corporation, and, as a result of such sale or distribution, such company (or subsidiary) or its employees are no longer eligible to participate hereunder, the liabilities with respect to the benefits accrued under this Plan for a Participant who, as a result of such sale or distribution, is no longer eligible to participate in this Plan, shall, at the discretion and direction of the Corporation (and approval by the new employer), be transferred to a similar plan of such new employer and become a liability thereunder. Upon such transfer (and acceptance thereof by such new employer) the liabilities for such transferred benefits shall become the obligation of the new employer and the liability under this Plan for such benefits shall then cease.

(b)	Notwithstanding any Plan provision to the contrary, at the discretion and direction of the Corporation, liabilities with respect to benefits accrued by a Participant under a plan maintained by such Participant’s former employer may be transferred to this Plan and upon such transfer shall become the obligation of the Corporation.
3.11	Acceleration of or Delay in Payments

The Committee, in its sole and absolute discretion, may elect to accelerate the time or form of payment of a benefit owed to the Participant hereunder, provided such acceleration is permitted under Treasury Regs. Section 1.409A-3(j)(4). The Committee may also, in its sole and absolute discretion, delay the time for payment of a benefit owed to the Participant hereunder, to the extent permitted under Treasury Regs. Section 1.409A-2(b)(7).

3.12	Indemnification.

The Company, the members of the Committee, and the officers, employees and agents of the Company shall, unless prohibited by any applicable law, be indemnified against any and all liabilities arising by reason of any act or failure to act in relation to the Plan including, without limitation, expenses reasonably incurred in the defense of any claim relating to the Plan, amounts paid in any compromise or settlement relating to the Plan and any civil penalty or excise tax imposed by any applicable statue, if
(a)	the act or failure to act shall have occurred
(i)	in the course of the person’s service as an officer, employee or agent of the Company or as a member of the Committee, or as the Plan administrator, or

(ii)	in connection with a service provided with or without charge to the Plan or; to the Participants or Beneficiaries of the Plan, if such service was requested by the Committee or the Plan administrator; and
(b)	the act or failure to act is in good faith and in, or not opposed to, the best interests of the Corporation.

This determination shall be made by the Corporation and, if such determination is made in good faith and not arbitrarily or capriciously, shall be conclusive.

The foregoing indemnification shall be from the assets of the Corporation. However, the Corporation’s obligation hereunder shall be offset to the extent of any otherwise applicable insurance coverage under a policy maintained by the Corporation or any other person, or other source of indemnification.

3.13	Claims Procedure
(a)	Submission of Claims

Claims for benefits under the Plan shall be submitted in writing to the Committee or to an individual designated by the Committee for this purpose.

(b)	Denial of Claim

If any claim for benefits is wholly or partially denied, the claimant shall be given written notice within 90 days following the date on which the claim is filed, which notice shall set forth
(i)	the specific reason or reasons for the denial;

(ii)	specific reference to pertinent Plan provisions on which the denial is based;

(iii)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(iv)	an explanation of the Plan’s claim review procedure, including information as to the steps to be taken if the claimant wishes to submit the claim for review and the time limits for requesting a review.
If special circumstances require an extension of time for processing the claim, written notice of an extension shall be furnished to the claimant prior to the end of the initial period of 90 days following the date on which the claim is filed. Such an extension may not exceed a period of 90 days beyond the end of said initial period.

If the claim has not been granted and written notice of the denial of the claim is not furnished within 90 days following the date on which the claim is filed, the claim shall be deemed denied for the purpose of proceeding to the claim review procedure.

(c)	Claim Review Procedure

The claimant or his authorized representative shall have 60 days after receipt of written notification of denial of a claim to request a review of the denial by making written request to the Committee, and may review pertinent documents and submit issues and comments in writing within such 60-day period.

Not later than 60 days after receipt of the request for review, the persons designated by the Company to hear such appeals (the “Appeals Committee”) shall render and furnish to the claimant a written decision, which shall include specific reasons for the decision and shall make specific references to pertinent Plan provisions on which it is based. If special circumstances require an extension of time for processing, the decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review, provided that written notice and explanation of the delay are given to the claimant prior to commencement of the extension. Such decision by an Appeals Committee shall not be subject to further review. If a decision on review is not furnished to a claimant within the specified time period, the claim shall be deemed to have been denied on review.

(d)	Exhaustion of Remedy

No claimant shall institute any action or proceeding in any state or federal court of law or equity or before any administrative tribunal or arbitrator for a claim for benefits under the Plan until the claimant has first exhausted the procedures set forth in this section.

3.14	Construction
(a)	The Plan is intended to constitute both an excess benefit arrangement and an unfunded deferred compensation arrangement maintained for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA, and all rights under this Plan shall be governed by ERISA. Subject to the preceding sentence, the Plan shall be construed, regulated and administered under the laws of the State of New York, to the extent such laws are not superseded by applicable federal law.

(b)	The masculine pronoun shall mean the feminine wherever appropriate.

(c)	The illegality of any particular provision of this document shall not affect the other provisions and the document shall be construed in all respects as if such invalid provision were omitted.

(d)	The headings and subheadings in the Plan have been inserted for convenience of reference only, and are to be ignored in any construction of the provisions thereof.

(e)	The Plan shall be construed, regulated and administered in accordance with the laws of the State of New York, subject to the provisions of applicable federal laws

ARTICLE IV. PLAN ADMINISTRATION
4.01	Responsibility for Benefit Determination

The benefit of a Participant or Beneficiary under this Plan shall be determined either by the Committee, as provided in Section 4.02 below, or such other party as is authorized under the terms of any grantor trust.

4.02	Duties of Committee

The Committee shall calculate, in accordance with Article II, the benefit of each Participant or Beneficiary under the Plan. To the extent a Participant’s, spouse’s or Beneficiary’s benefit are payable from the Plan, the Committee shall have full discretionary authority to resolve any question which shall arise under the Plan as to any person’s eligibility for benefits, the calculation of benefits, the form, commencement date, frequency, duration of payment, or the identity of the Beneficiary. Such question shall be resolved by the Committee under rules uniformly applicable to all person(s) or employee(s) similarly situated. It is the intent of the Corporation that the provisions of the Plan comply with the provisions of Section 409A of the Code, any regulations and other guidance promulgated with respect thereto and the provisions of the Plan shall be interpreted to be consistent therewith.

4.03	Procedure for Payment of Benefits Under the Plan

With respect to any benefit to which a Participant or Beneficiary is entitled under this Plan which is not payable under the ITT Excess Benefit Trust, or any other applicable grantor trust established by the Corporation to pay benefits under the Plan, the Committee (i) shall direct the commencement of benefit payments hereunder in accordance with the applicable procedures established by the Corporation, the Company and/or the Committee regarding the disbursement of amounts from the general funds of the Corporation and (ii) shall arrange, in conjunction with any other applicable excess benefit plan, for the payment of benefits under this Plan and/or any other applicable excess benefit plan.

With respect to any benefit to which a Participant or Beneficiary is entitled under this Plan which is payable under the ITT Excess Benefit Trust (or any other applicable grantor trust), the Committee, acting for the Corporation and in accordance with the terms of the ITT Excess Benefit Trust (or any other applicable grantor trust), shall forward the calculation of the Participant’s or Beneficiary’s benefit under Article II of the Plan to the Participant or Beneficiary for concurrence. Upon obtaining concurrence, the Committee, acting for the Corporation, shall forward such calculation and concurrence to the Trustee of the II Excess Benefit Trust for the purpose of commencing payment of benefits in accordance with the ITT Excess Benefit Trust (or any other applicable grantor trust). Any question that shall arise with regard to the benefits payable to a Participant or Beneficiary under the ITT Excess Benefit Trust (or any other applicable grantor trust) shall be resolved in accordance with the provisions of said trust.

4.04	Compliance

With respect to benefits hereunder subject to Code Section 409A, the Plan is intended to comply with the requirements of Code Section 409A and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Code Section 409A and the regulations thereunder, and the Plan shall be operated accordingly. If any provision of the Plan would otherwise frustrate or conflict with this intent, the provision will be interpreted and deemed amended so as to avoid this conflict. The Plan has been administered in good faith compliance with Section 409A and the guidance issued thereunder from January 1, 2005 through December 31, 2008.

APPENDIX A
Provisions Applicable to a Participant’s Grandfathered Pre-2005 Supplemental Benefit
This Appendix A constitutes an integral part of the Plan and is applicable with respect to the Grandfathered Pre-2005 Benefit of those individuals who were Participants in the Plan on December 31, 2004. The portion of a Participant’s Benefit determined under the provisions of Section 2.02 and Section 2.04(d) of the foregoing provisions of the Plan equal to his Grandfathered Pre-2005 Benefit is subject to the provisions of the Plan as in effect on October 3, 2004, modified as set forth in this Appendix A and without regard to any Plan amendments after October 3, 2004 which would constitute a material modification for Code Section 409A purposes.. Section references in this Appendix A correspond to appropriate Sections of the said Plan as in effect on October 3, 2004 as set forth in Appendix B.
Article II – Participation Amount and Payment of Benefits
For purposes of Article II, the terms/phrases “termination of employment,” “terminates employment,” “retirement”, “employment is terminated” or other similar language shall mean, with respect to a Participant, the complete cessation of providing services to the Company and all Associated Companies an employee.
Section 2.04 Payment of Benefits
(b)	Retirement or Termination of Employment Effective on or After January 1, 1996
(i)	Following a Participant’s retirement or termination of employment with the Company and all Associated Companies other than by reason of death, a Participant shall receive his Grandfathered Pre-2005 Benefit in the same form and at the same time as the Participant receives his corresponding retirement allowance or vested benefit under the Retirement Plan, except as otherwise provided below.

(ii)	Notwithstanding the foregoing provisions of clause (i) above, the portion of his Grandfathered Pre-2005 Benefit attributable to the PEP formula (as defined in Section 4.01(c) of the Retirement Plan) shall be payable in the form of a lump sum payment and effective as of January 1, 2008, the Participant’s right to convert such PEP formula portion of his Grandfathered Pre-2005 Benefit into a form of life annuity is eliminated.

(iii)	Notwithstanding any provisions the of Plan to the contrary, the provisions of clause (iii) of Section 2.04(b) shall only apply if the Participant completed and filed a lump sum election pursuant to either the forgoing provisions of this Plan or Section 2.04(b)(iii) of the ITT Excess Pension Plan IA, whichever is applicable, with the Committee on or prior to December 31, 2008 in accordance with procedures established by the Committee of the Plan. In the event a Participant has made a valid lump sum election under the provisions of this clause (iii), his Grandfathered Pre-2005 Benefit attributable to the TPP formula shall be paid in accordance with the provisions of this clause (iii).
If a Participant becomes Disabled (as defined in Article I of the foregoing provisions of the Plan) prior to his Termination of Employment, the portion of his Disability Supplemental Benefit equal to his Grandfathered Pre-2005 Benefit shall be paid at the same time and in the same form as the Retirement Plan benefit is paid.

(c)	Death Prior to a Participant’s Annuity Starting Date
(i)	The portion of the death benefit determined under Section 2.04(c)(i) of the foregoing provisions of this Plan attributable to a Participant’s Grandfathered Pre-2005 Benefit payable to a Participant’s spouse (or Registered Domestic Partner) shall be paid in the same form and at the same time said spouse (or Registered Domestic Partner) receives payment under the Automatic Vested Spouse Benefit of the Retirement Plan.

Notwithstanding the foregoing, effective on and after January 1, 2008, the portion of any benefit payable under this clause (i) attributable to the PEP formula (as defined in Section 4.01(c) of the Retirement Plan) based on his Grandfathered Pre-2005 Benefit shall be payable in a single lump sum payment and effective as of January 1, 2008, the spouse’s (or Registered Domestic Partner’s) right to convert such PEP formula portion of his Grandfathered Pre-2005 Benefit into a form of life annuity is eliminated.
(ii)	Except as therein provided in clause (iii) of this Section 2.04(c), the portion of the death benefit determined under Section 2.04(c)(ii) of the foregoing provisions of the Plan attributable to a Participant’s Grandfathered Pre-2005 Benefit shall be payable to the Participant’s Beneficiary at the same time said Beneficiary would have received a Pre-Retirement Survivor’s Benefit under Section 4.08(b) of the Retirement Plan, provided, however, the portion of such survivor benefit attributable to the PEP formula (as defined under Section 4.01(c) of the Retirement Plan) shall be paid in a single lump sum payment and effective as of January 1, 2008, the Beneficiary’s right to convert such PEP formula portion of his Grandfathered Pre-2005 Benefit into a form of life annuity is eliminated.

Notwithstanding any provisions the of Plan to the contrary, the provisions of clause (iii) of Section 2.04(c) shall only apply if the Participant completed and filed a lump sum election under the provisions of the Plan or Section 2.04(c)(iii) of the ITT Excess Pension Plan IA, whichever is applicable, with the Committee on or prior to December 31, 2008 in accordance with procedures established by the Committee of the Plan. In the event a Participant has made a valid lump sum election under the provisions of said clause (iii), his Grandfathered Pre-2005 Benefit attributable to the TPP formula shall be paid in accordance with the provisions of said clause (iii).

Section 2.05 Payment upon the Occurrence of an Acceleration Event
In the event an Acceleration Event occurs, regardless of whether or not such event satisfies the definition of a Change in Control event as defined in the foregoing provisions of this Plan, the provisions of this Section 2.05 shall apply to the Participant’s Grandfathered Pre-2005 Benefit.

APPENDIX B
Provisions of the Plan as in effect on October 3, 2004
This Appendix B constitutes a part of this Plan and contains the Plan provisions as in effect on October 3, 2004.